SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


            March 21, 2003                                       0-21537
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Date of Report (Date of earliest event reported)         Commission File Number


                            PACIFIC BIOMETRICS, INC.
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             (Exact Name of Registrant as Specified in its Charter)


            Delaware                                     93-1211114
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(State or other jurisdiction of             (IRS Employer Identification Number)
 incorporation or organization)



               220 West Harrison Street, Seattle, Washington 98119
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               (Address of Principal Executive Offices) (Zip Code)


                                 (206) 298-0068
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              (Registrant's telephone number, including area code)



         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

On March 21, 2003, the U.S. Patent and Trademark Office notified Pacific Biometrics, Inc. ("PBI") of its grant to PBI of U.S. patent 6,531,300 (`300), entitled "Target Amplification of Nucleic Acid with Mutant RNA Polymerase."

The patent portfolio for PBI encompasses claims covering a number of diverse technology areas related to clinical diagnostics. Patent `300 is a patent for a novel method to amplify genetic material and may play a strategic role in PBI's development of proprietary molecular technologies. PBI acquired Patent `300 and certain other patented and patent-pending technologies, including a method to distinguish live from dead cells, from Saigene Corporation in a recent asset purchase transaction.

When used in this Form 8-K, the word "may", or similar words, or the negatives of these words, are intended to identify forward-looking statements. See "Risk Factors" contained in PBI's Annual Report to Stockholders on Form 10-KSB for the fiscal year ended June 30, 2002, for additional risks related to the biotechnology industry, which are incorporated herein by reference.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Not applicable

        (b) Not applicable

        (c) The following exhibits are filed herewith:

            Exhibit 1-- Press Release of Pacific Biometrics, Inc. dated March 21, 2003.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PACIFIC BIOMETRICS, INC.

Dated: March 21, 2003                   By:/s/ Ronald R. Helm
                                           --------------------------------
                                           Ronald R. Helm
                                           Chief Executive Officer